Exhibit 10.5

Registration Rights Agreement

AMENDMENT AND WAIVER AGREEMENT, dated as of September 22, 2009, among MxEnergy Holdings Inc., a Delaware corporation, Denham Commodity Partners LP, a Delaware limited partnership, Charter Mx LLC, a Delaware limited liability company, Greenhill Capital Partners, L.P., a Delaware limited partnership, Greenhill Capital Partners (Cayman), L.P., a Cayman Islands limited partnership, Greenhill Capital Partners (Executives), L.P., a Delaware limited partnership, and Greenhill Capital, L.P., a Delaware limited partnership, Jeffrey A. Mayer, Carol R. Artman-Hodge and Daniel P. Burke, Sr.

Preliminary statement

Certain capitalized terms used herein are defined in section 1 hereof.

The parties to the Registration Rights Agreement entered into the Registration Rights Agreement as of June 25, 2004.

Section 14 of the Registration Rights Agreement provides that (a) the provisions of the Registration Rights Agreement may be amended by an instrument in writing signed by the Company, Lathi, Charter Mx and Holders holding a majority of the then outstanding Registrable Securities, (b) the observance of any provision of the Registration Rights Agreement may be waived with the written consent of the Holders of a majority of the Registrable Securities then outstanding and (c) any such amendment or waiver shall be binding upon each Holder of Registrable Securities at the time outstanding, each future Holder of all such securities and the Company.

Subsequent to June 25, 2004, the Company became the successor in interest to MX Energy under the Registration Rights Agreement and Denham became the successor in interest to Lathi under the Registration Rights Agreement.

The parties hereto now wish to amend the Registration Rights Agreement and to waive certain provisions thereunder and accordingly, for good and valid consideration, the sufficiency of which is acknowledged, agree as follows.

Agreement

1.                                       Definitions.  The following terms have the indicated meanings when used herein.

(a)                                  “Charter Mx” means Charter Mx LLC, a Delaware limited liability company.

(b)                                 “Company” means MxEnergy Holdings Inc., a Delaware corporation.

(c)                                  “Denham” means Denham Commodity Partners LP, a Delaware limited partnership.

(d)                                 “Effective Date” means the first date as of which each of the following shall have occurred:

(i)                                     the Restructuring Effective Date shall have occurred; and

(ii)                                  this agreement shall have been executed and delivered by each of the Company, Denham, Charter Mx and Holders holding a majority of the then outstanding Registrable Securities.

(e)                                  “Greenhill Entities” means Greenhill Capital Partners, L.P., a Delaware limited partnership, Greenhill Capital Partners (Cayman), L.P., a Cayman Islands limited partnership, Greenhill Capital Partners (Executives), L.P., a Delaware limited partnership, and Greenhill Capital, L.P., a Delaware limited partnership.

(f)                                    “Holders” has the meaning give such term in the Registration Rights Agreement.

(g)                                 “Lathi” means Lathi LLC, a Delaware limited liability company.

(h)                                 “MX Energy” means MxEnergy Inc., a Delaware corporation.

(i)                                     “Registrable Securities” has the meaning give such term in the Registration Rights Agreement.

(j)                                     “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of June 25, 2004, by and among MxEnergy, Lathi, the Greenhill Entities, Jeffrey A. Mayer, Carol R. Artman-Hodge and Daniel P. Burke, Sr., as amended prior to the date hereof.

(k)                                  “Restructuring” means the pending restructuring of the Company’s outstanding debt pursuant to which the Company expects issue to its current debt holders and others a significant number of shares of common stock, as a result of which the total number of shares of common stock outstanding will increase substantially,

(l)                                     “Restructuring Effective Date” means the closing date of the Restructuring.

2.                                       Waiver.  The parties hereto agree to waive all rights and to release all obligations of parties to the Registration Rights Agreement arising under the Registration Rights Agreement, such waiver and release to become effective immediately prior to the Effective Date.  The intention of this section 2 is that all rights and obligations arising under the Registration Rights Agreement shall be waived effective immediately prior to the Effective Date.

3.                                       Amendment.  The parties hereto agree to amend the Registration Rights Agreement by deleting all provisions thereof, such amendment to become effective on the Effective Date.  The intention of this section 3 is to terminate all rights and obligations of all parties under the Registration Rights Agreement effective as of the Effective Date.

4.                                       Effectiveness of this agreement; termination of this agreement.

(a)                                  This agreement will become binding upon each person or entity that executes this agreement upon such execution; provided that sections 2 and 3 hereof shall become effective only when and as specified in those sections.

(b)                                 This agreement shall terminate and cease to be binding on any party hereto on December 31, 2009 if but only if the Effective Date shall not have occurred on or prior to December 31, 2009.

5.                                       Miscellaneous provisions.

(a)                                  Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this agreement.

(b)                                 Governing Law.  This agreement shall be governed by and construed under the laws of the State of Delaware.

(c)                                  Jurisdiction and venue; waiver of jury trial

(i)                                     The jurisdiction and venue in any action brought by any party hereto pursuant to this agreement shall properly lie in any federal or state court located in the City and State of New York.  By execution and delivery of this agreement, each party hereto irrevocably submits to the jurisdiction of such courts for himself, herself or itself and in respect of his, her or its property with respect to such action.  The parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action.  The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(ii)                                  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR

IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE INVESTORS.

(d)                                 Entire Agreement; Amendment; Waiver.  This agreement:  (a) contains the entire agreement among the parties hereto with respect to the subject matter hereof, (b) supersedes all prior written agreements and negotiations and oral understandings, if any, with respect thereto, (c) may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by Holders holding a majority of the then outstanding Registrable Securities, provided, however, that any amendment which would affect any Holder materially and adversely in a manner that is disproportionate to other similarly situated Holders shall require the consent of such Holder.  Any amendment effected in accordance with this section shall be binding upon each Holder of Registrable Securities at the time outstanding, each future Holder of all such securities and the Company.

(e)                                  Binding Effect; Assignment.  This agreement shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

(f)                                    Headings; Execution in Counterparts.  The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.  Facsimile counterpart signatures to this agreement are valid.

(g)                                 Pronouns.  Whenever the context may require, any pronouns used in this agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(h)                                 Attorneys’ Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

IN WITNESS WHEREOF, the undersigned has caused this agreement to be executed on its behalf as of the date first written above.

MXENERGY HOLDINGS INC.

By:	/s/ Jeffrey A. Mayer
Name: Jeffrey A. Mayer
Title: President

DENHAM COMMODITY PARTNERS LP

By: Denham Commodity Partners GP LP

By: Denham GP LLC
By:	/s/ Paul Winters
Name: Paul Winters
Title: Authorized Person

CHARTER MX LLC
By: Charterhouse Equity Partners IV, L.P., its managing member

By: CHUSA Equity Investors IV, L.P., its general partner

By: Charterhouse Equity IV, LLC, its general partner

By:	/s/ William M. Landuyt
Name: William M. Landuyt
Title: Authorized Signer

GREENHILL CAPITAL PARTNERS, L.P.

By: GCP Managing Partner, L.P., a managing general partner of each of the foregoing partnerships

By: Greenhill Capital Partners, LLC, its general partner

[Signature Page To Amendment & Waiver (RRA)]

By:	/s/ Scott L. Bok
Name: Scott L. Bok
Title: Managing Director

GREENHILL CAPITAL PARTNERS (CAYMAN), L.P.

By: GCP Managing Partner, L.P., a managing general partner of each of the foregoing partnerships

By: Greenhill Capital Partners, LLC, its general partner

By:	/s/ Scott L. Bok
Name: Scott L. Bok
Title: Managing Director

GREENHILL CAPITAL PARTNERS (EXECUTIVES), L.P.

By: GCP Managing Partner, L.P., a managing general partner of each of the foregoing partnerships

By: Greenhill Capital Partners, LLC, its general partner

By:	/s/ Scott L. Bok
Name: Scott L. Bok
Title: Managing Director

GREENHILL CAPITAL, L.P.

By: GCP Managing Partner, L.P., a managing general partner of each of the foregoing partnerships

By: Greenhill Capital Partners, LLC, its general partner

By:	/s/ Scott L. Bok
Name: Scott L. Bok
Title: Managing Director

[Signature Page To Amendment & Waiver (RRA)]

/s/ Jeffrey A. Mayer
Jeffrey A. Mayer

/s/ Carole R. Artman-Hodge
Carole R. Artman-Hodge

[Blank]
Daniel P. Burke, Sr.

[Signature Page To Amendment & Waiver (RRA)]